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                                                                  EXHIBIT 2.4(b)

             FOURTH RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                      OF
                                 I-STORM, INC.
                      (FORMERLY LVL COMMUNICATIONS, INC.)


     I-STORM, INC., a Nevada corporation (hereinafter referred to as "Corporation"), which originally filed its Articles of Incorporation with the Secretary of State of Nevada on February 24, 1984, pursuant to Section 78.030 of the Nevada Revised Statutes, does hereby certify the following:

          1. The name under which the Corporation was originally incorporated was Inter-Venture Corporation. The date of filing of its original Articles of Incorporation with the Secretary of State was February 24, 1984.

          2. The Corporation filed Restated and Amended Articles of Incorporation on June 6, 1989 whereby the Corporation's name was changed to "Digital Power Holding Company." The Corporation filed a Certificate of Amendment on July 20, 1998, renaming the Corporation "LVL Communications, Inc."

          3. Pursuant to resolution adopted by the Board of Directors on April 8, 1996, the Corporation approved a 1 for 100 reverse split of its then 20,521,776 outstanding shares of Common Stock with par value at $0.01 per share. The Corporation filed an Amended Certificate of Incorporation on November 4, 1996. The Corporation retained its number of authorized shares of Common Stock at 25,000,000 shares.

          4. Pursuant to Section 78.390 of the Nevada Revised Statutes, these Amended Articles of Incorporation were approved by a majority of the Company's stockholders entitled to vote on July 17, 1998, and were subsequently approved by the Board of Directors on July 20, 1998.

     The undersigned officers of I-Storm, Inc., desiring to amend and restate in their entirety the Articles of Incorporation of the Corporation in accordance with the laws of the State of Nevada, do hereby sign, verify and deliver, in duplicate, to the Secretary of State of Nevada these Restated and Amended Articles of Incorporation of the Corporation, which have been approved by a majority of the shareholders entitled to vote and duly approved by the Board of Directors and which shall supercede the original Articles of Incorporation and all amendments thereto.
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                                ARTICLE I - NAME

     The name of the Corporation is I-Storm, Inc.     (AMENDED)

                          ARTICLE II  REGISTERED AGENT

     The street address of the registered office of the Corporation in the State of Nevada is 502 East John Street, Carson City, Nevada 89706-3072, and the name of the registered agent of the Corporation in the State of Nevada at such
address is Corporation Service Company.     (NO CHANGE)

                              ARTICLE III  PURPOSE

     The purpose of the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for
which the Corporation may be organized in the State of Nevada.     (AMENDED)


                           ARTICLE IV  CAPITALIZATION

     The Corporation is authorized to issue a total of 27,000,000 shares consisting of 2,000,000 shares of Preferred Stock having a par value of $0.01 per share, and 25,000,000 shares of Common Stock having a par value of $0.01 per share. (NO CHANGE)


                           ARTICLE V  PREFERRED STOCK

     The Board of Directors of the Corporation is expressly authorized to fix by resolution the designation, powers, preferences, and relative participating options or other rights, including, but not limited to, voting powers, preferential rights to received dividends or assets upon liquidation, conversion, redemption and exchange rights, and the qualifications, limitations
or restrictions of one or more series of Preferred Stock.     (AMENDED)


                           ARTICLE VI  INCORPORATORS

     (NO CHANGE)


                        ARTICLE VII  BOARD OF DIRECTORS

     (a) The number of directors of the Corporation shall be five, which number may be increased or decreased by the Board of Directors, subject to the approval of certain classes of Preferred Stock, as from time to time may be provided
under Certificates of Designation of the Corporation.     (AMENDED)

     (b) The Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and as authorized by the laws of the

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State of Nevada, and by the Articles of Incorporation, as amended or restated,
and under the Bylaws of the Corporation.        (AMENDED)

     (c) The power to adopt, amend or repeal the Bylaws of the Corporation and to adopt new Bylaws may be exercised by a majority vote of all directors then serving on the Board, except as may otherwise be provided by applicable law, or under a Certificate of Designation with respect to any class or series of
Preferred Stock.     (AMENDED)


                         ARTICLE VIII - INDEMNIFICATION

     (a) Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Article VIII include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for
indemnification.     (AMENDED)

     (b) Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the Nevada Revised Statutes or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the Nevada Revised Statutes which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by

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or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section (a) of this Article VIII or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as
the Corporation's Board of Directors deems appropriate.      (AMENDED)


                       ARTICLE IX  LIABILITY OF DIRECTORS

     No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article Eighth shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 78.300 of the Nevada Revised Statutes, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) for any transaction from which
the director derived an improper personal benefit.     (AMENDED)

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     We the undersigned, being the President and the Secretary of the
Corporation, herein before named, do make and file these Restated Articles of Incorporation, hereby certifying that the facts herein are true. We do further verify that we have been duly authorized by a majority of the shareholders having voting power and by the Board of Directors of the Corporation to make and file these Restated Articles of Incorporation.

     Dated this 20th day of July, 1998.


/s/ Calbert Lai                           /s/ Stephen Venuti
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Calbert Lai, President                    Stephen Venuti, Secretary


STATE OF CALIFORNIA         :
                            :  ss
COUNTY OF ________________  :


     On this ____ day of ________, 1998, personally appeared before me, the undersigned, a notary public, Calbert Lai and Stephen Venuti, who being by me first duly sworn, declared that they are the President and Secretary, respectively, of the above-named corporation, acknowledged that they signed the foregoing Restated Articles of Incorporation, and verified that the statements contained therein are true.


     WITNESS MY HAND AND OFFICIAL SEAL.



                                   --------------------------------------
                                                          , Notary Public
                                   -----------------------

                                   Residing in __________________ County

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